Exhibit 10.5

DATABASE TRANSFER AGREEMENT

THIS DATABASE TRANSFER AGREEMENT (this “Agreement”) is made and entered into December 19, 2005 (the “Effective Date”) by and between Alloy Merchandising, LLC, a Delaware limited liability company (“Transferor”), and 360 Youth, LLC, a Delaware limited liability company (“Transferee”). Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Distribution Agreement by and between Alloy, Inc. (“Alloy”) and dELiA*s, Inc. (“dELiA*s”) dated as of December 12, 2005 (the “Distribution Agreement”)

WHEREAS, Transferor has collected, assembled and maintains a database which contains information on individual customers or prospective customers and may include navigational information, transactional information, including billing and credit information, and internet/email addresses, postal addresses, and/or other identifying information (the “Customer Data”);

WHEREAS, the Parties hereto have entered into that the Distribution Agreement to effect the separation of the merchandising and retail business from the other businesses conducted by Alloy and its Subsidiaries and the transfer of substantially all of the assets and liabilities related to the merchandising business, including stock and membership interests in certain Subsidiaries, to dELiA*s followed by the distribution of the stock of dELiA*s to Alloy’s shareholders;

WHEREAS, as a result of the Spinoff, Transferor will be wholly-owned and controlled by dELiA*s and Transferee will be wholly-owned and controlled by Alloy;

WHEREAS, the Alloy and dELiA*s, in connection with the Spinoff entered into that certain Media Services Agreement dated as of December     , 2005 (the “Media Services Agreement”) regarding, among other things, Alloy acting as agent for dELiA*s and its Subsidiaries for certain advertising purposes and the joint ownership of certain data;

WHEREAS, Transferor and Transferee currently share certain categories of the Customer Data and in contemplation of the Spinoff desire to jointly own all categories of the Customer Data except for credit card data (the “Profile Data”), subject to the limitations herein set forth; and

NOW THEREFORE, in consideration of the premises hereof, and the mutual obligations herein, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Delivery of Profile Data by Transferor. No later than the Effective Date, Transferor shall deliver to Transferee complete copies of any and all Profile Data, in electronic form in a format used by the parties immediately in effect prior to the Effective Date. Along with such delivery, Transferor agrees to assign and hereby does assign to the Transferee an undivided and joint right, title and interest in and to such Profile Data, subject to the terms and conditions herein contained.

2. Application of Privacy Policy. The parties agree that the Profile Data is subject to certain limitations on subsequent use and dissemination (including Opt-Outs, as described below) in accordance with the privacy policy in effect at the time such Profile Data was provided. Each party agrees that it will use any Profile Data solely in accordance with the terms of such privacy policy and each party shall indemnify the other as set forth in this Agreement for any breach of the foregoing.

3. Error Corrections, Opt-Outs. The parties shall cooperate to correct any error(s) in the Profile Data that may materially impair the use or dependability of the Profile Data and/or identify and remove any Customer Data erroneously included in the Profile Data. Each party further agrees that it will honor any request received by current or prospective customer to restrict the disclosure or dissemination of the Customer Data identifying such customer (each an “Opt-Out”). Each party agrees to transmit to the other party on a daily basis any Opt-Outs it receives during the previous day in a format used by the parties in effect immediately before the Effective Date or otherwise mutually agreeable to both parties. Each party further agrees that that any such Customer Data shall be so restricted within a reasonable time after receiving the Opt-Out request and to negotiate in good faith with the other party any changes the processes and procedures followed by the parties in effect immediately before the Effective Date.

4. Enhancements. Each party shall advise the other party of any enhancements it makes to the Profile Data (“Enhancements”) and to the extent requested by such other party, the enhanced data will be shared with the requesting party in a form and format mutually acceptable to both parties in a commercially reasonable time frame. Along with such delivery, the sending party agrees to assign and hereby does assign to the receiving party an undivided and joint right, title and interest in and to such Enhancements, subject to the terms and conditions of this Agreement. To the extent that such Enhancements are shared between the parties, they shall be merged into and be considered part of the Profile Data.

5. Restrictions.

5.1 Restrictions upon Transferor. Transferor shall, and shall cause its Affiliates to, abide by the restrictions set forth below regarding the Profile Data:

(a) each shall be entitled to use any Profile Data in connection with the Company Business (as defined in the Media Services Agreement), provided that to the extent such Profile Data consists of Buyers and Requestors (as such terms are defined in the Media Services Agreement), each shall only use and transfer the Profile Data in a manner consistent with how it may use and transfer the Company Data as set forth in the Media Services Agreement and to the extent such Profile Data consists of Online Registrants (as set forth in the Media Services Agreement), each shall only use and transfer the Profile Data in a manner consistent with how it may use and transfer the Alloy Data as set forth in the Media Services Agreement.

5.2. Restrictions upon Transferee. Transferee shall and shall cause it Affiliates to, abide by the restrictions set forth below regarding the Profile Data:

(a) each shall be entitled to use any Profile Data in connection with the Alloy Business (as defined in the Media Services Agreement), provided that to the extent such Profile Data consists of Buyers and Requestors, each shall only use and transfer the Profile Data in a manner consistent with how it may use and transfer the

Company Data as set forth in the Media Services Agreement and to the extent such Profile Data consists of Online Registrants, each shall only use and transfer the Profile Data in a manner consistent with how it may use and transfer the Alloy Data as set forth in the Media Services Agreement.

5.3. The restrictions set forth in this section 5 shall survive for a period of 2 years from the Effective Date.

6. Indemnification. Each party agrees to hold the other party and its Affiliates and their officers, directors, employees, agents and representatives harmless from any and all damaged (including reasonable attorney’s fees) incurred or related to the other party’s breach of any representation, warranty or covenant hereunder, provided that the Indemnified Party promptly notifies the Indemnifying Party in writing of the claim, and allows the Indemnifying Party to participate in the defense or any related settlement negotiations.

7. Limitations. The Transferee acknowledges that any collection and compilation of data, including the Profile Data, entails the likelihood of some human and machine errors, omissions, delays, interruptions, and losses, including inadvertent loss of data or damage to media, that may give rise to loss or damage. Accordingly, the Transferee agrees THAT EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN THE PROFILE DATA IS PROVIDED “AS IS”; TRANSFEROR MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE ACCURACY, COMPLETENESS, OR CURRENTNESS OF THE PROFILE DATA; AND TRANSFEROR SPECIFICALLY DISCLAIMS ANY ADDITIONAL WARRANTIES, IMPLIED, OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TRANSFEROR SHALL NOT BE LIABLE ON ACCOUNT OF ANY ERRORS, OMISSIONS, DELAYS, OR LOSSES UNLESS CAUSED BY TRANSFEROR’S NEGLIGENCE. THE TRANSFEREE AGREES THAT IN NO EVENT WILL TRANSFEROR BE LIABLE FOR THE RESULTS OF ITS USE OF THE PROFILE DATA, FOR ITS INABILITY OR FAILURE TO CONDUCT ITS BUSINESS, OR FOR INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES.

8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York as it applies to a contract made and performed in such state, without giving effect to its principles of conflicts of laws.

9. Modifications and Waivers. This Agreement may not be modified except by a writing signed by authorized representative of all parties. A waiver by a party of its rights hereunder shall not be binding unless contained in a writing signed by an authorized representative of the party waiving its rights. The non-enforcement or waiver of any provision on one (1) occasion shall not constitute a waiver of such provision on any other occasions unless expressly so agreed in writing. It is agreed that no use of trade or other regular practice or method of dealing between the parties hereto shall be used to modify, interpret, supplement, or alter in any manner the terms of this Agreement.

10. Further Assurances. Each of the parties hereto agrees that from time to time at the request of any of the other party hereto and without further consideration, it will execute and deliver such other documents and take such other action as such other party may reasonably request in order to fully effect the intent of this Agreement.

11. Assignment. This Agreement may not be assigned by a party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

IN WITNESS WHEREOF, the parties have executed and sealed this Agreement the day and year first above written.

Transferee	Transferor

By:	By:
Authorized Signature	Authorized Signature

Name	Name

Title	Title

Alloy, Inc.	dELiA*s, Inc.

By:	By:
Authorized Signature	Authorized Signature

Name	Name

Title	Title

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